Series 1
72DD1/72DD2
Class A $9, Class C $5, Class I $ 501
73A1/73A2
Class A $0.1090, Class C $ 0.0790, Class I $0.1210
74U1/74U2
Class A 77, Class C 64, Class I 4,156
74V1/74 V2
Class A $9.84, Class C $9.82, Class I $9.84
Series 2
72DD1/72DD2
Class A $1, Class C $, Class I $87
73A1/73A2
Class A $0.0160, Class C $, Class I $0.02720
74U1/74U2
Class A 77, Class C 18, Class I 3,200
74V1/74V2
Class A $10.06, Class C $10.00, Class I $10.07
Series 3
72DD1/72DD2
Class A $20, Class C $2 , Class I $160 , Class R6 $
73A1/73A2
Class A $0.022, Class C $0.012, Class I $0.026 Class R6 $0.026
74U1/74U2
Class A 1,195, Class C 253, Class I 7,090 Class R6 10

74V1/74V2
Class A $10.12, Class C $10.06, Class I $10.14 Class R6 $10.15
Series 4
72DD1/72DD2
Class A $10, Class C $2, Class I $ 541
73A1/73A2
Class A $0.2015, Class C $0.1661, Class I $0.2142
74U1/74U2
Class A 11, Class C 18, Class I 2,540
74V1/74V2
Class A $10.03, Class C $10.04, Class I $10.04